Exhibit 99.1

CNH Industrial Reports Record First Quarter 2023 Results

Q1 Consolidated revenues of $5,342 million (up 15% compared to Q1 2022)

Net income of $486 million and Adjusted Net Income of $475 million, with diluted EPS and adjusted diluted EPS of $0.35 (adjusted diluted EPS of $0.28 in Q1 2022)

Net cash used by operating activities of $701 million and Industrial Free Cash Flow absorption of $673 million

Net sales for Industrial Activities of $4,776 million (up $596 million compared to Q1 2022)

Net sales guidance for FY 2023 updated to an increase of 8-11% vs 2022 on strong North America row crop demand, continued pricing strength and a solid order backlog

Financial results presented under U.S. GAAP

“I am incredibly proud of our team for again delivering record results as demand for large Agriculture equipment remains robust and we are escalating production to meet customer needs. Our Construction performance is progressing well, especially in North America where backlog supports continued growth. We announced three key acquisitions this quarter, bolstering our strong precision agriculture and alternative fuel portfolios. Our lean enterprise and strategic sourcing programs are creating a simpler, more effective company. These and other investments are making us better for our customers, strengthening my conviction that our future is bright.”

Scott W. Wine, Chief Executive Officer

2023 First Quarter Results

(all amounts $ million, comparison vs Q1 2022 - unless otherwise stated)

US-GAAP
	Q1 2023	Q1 2022	Change	Change at c.c.(2)
Consolidated revenue	5,342	4,645	+15%	+17%
of which Net sales of Industrial Activities	4,776	4,180	+14%	+17%
Net income	486	336	+150
Diluted EPS $	0.35	0.24	+0.11
Cash flow from operating activities	(701)	(887)	+186
Cash and cash equivalents(5)	3,213	4,376	(1,163)
Gross profit margin of Industrial Activities	24.4%	21.4%	+300 bps

NON-GAAP(1)
	Q1 2023	Q1 2022	Change
Adjusted EBIT of Industrial Activities	555	429	+126
Adjusted EBIT Margin	11.6%	10.3%	+130 bps
Adjusted net income	475	378	+97
Adjusted diluted EPS $	0.35	0.28	+0.07
Free Cash flow of Industrial Activities	(673)	(1,059)	+386
Adjusted Gross profit margin of Industrial Activities	24.4%	22.2%	+220 bps

Net sales of Industrial Activities of $4,776 million, up 14.3% mainly due to favorable price realization and higher sales volumes, offsetting more than 2% adverse currency conversion impacts.

Net income of $486 million, with diluted earnings per share of $0.35 (net income of $336 million in Q1 2022, with diluted earnings per share of $0.24). Adjusted net income of $475 million, with adjusted diluted earnings per share of $0.35 (adjusted net income of $378 million in Q1 2022, with adjusted diluted earnings per share of $0.28).

Gross profit margin of Industrial Activities of 24.4%, (21.4% in Q1 2022) with improvement both sequentially and versus the same quarter of 2022 in Agriculture and Construction, reflective of positive price realization, partially offset by continued increases in costs.

Reported income tax expense of $173 million, and effective tax rate (ETR) of 27.6%; the ETR decreased versus the same period in 2022 due to fewer discrete items in the period. The adjusted ETR(1) of 27.9% did not change year-over-year.

Cash flow used in operating activities in the quarter was $701 million ($887 million in Q1 2022). Free cash flow of Industrial Activities was negative $673 million. Debt of $23.6 billion at March 31, 2023 ($23.0 billion at December 31, 2022).

Agriculture
	Q1 2023	Q1 2022	Change	Change at c.c.(2)
Net sales ($ million)	3,927	3,377	+16%	+19%
Adjusted EBIT ($ million)	570	426	+144
Adjusted EBIT margin	14.5%	12.6%	+190 bps

In North America, industry volume was up 19% year over year in the first quarter 2023 for tractors over 140 HP and was down 16% for tractors under 140 HP; combines were up 116% from a severely disrupted industry in the first quarter of 2022. In Europe, Middle East and Africa (EMEA), tractor and combine demand was down 5% and up 7%, respectively, which included Europe tractor and combine demand down 2% and up 62%, respectively. South America tractor demand was down 6% and combine demand was up 16%. Asia Pacific tractor demand was up 6% and combine demand was down 3%.

Agriculture net sales were up 16%, due to favorable price realization, higher volume and favorable mix.

Gross profit margin was a record 26.2%. Favorable price realization across all regions, and higher volume and mix offset higher manufacturing and purchasing costs.

Adjusted EBIT was $570 million ($426 million in Q1 2022), with Adjusted EBIT margin at 14.5%. The $144 million (or 1.9 p.p.) increase from Q1 2022 was mostly driven by gross margin improvement.

Construction
	Q1 2023	Q1 2022	Change	Change at c.c.(2)
Net sales ($ million)	849	803	+6%	+8%
Adjusted EBIT ($ million)	44	32	+12
Adjusted EBIT margin	5.2%	4.0%	+120 bps

Global industry volume for construction equipment decreased in both Heavy and Light sub-segments year over year in the first quarter, with Heavy down 16% and Light down 4%. Aggregated demand decreased 1% in EMEA, increased 2% in North America, decreased 24% in South America and decreased 19% for Asia Pacific (excluding China, Asia Pacific markets decreased 2%).

Construction net sales were up 6%, driven by positive volume and mix mainly in North America and Europe and favorable price realization; partially offset by lower net revenue from South America, and ceased activities in China and Russia.

Gross profit margin was 15.9%, up 2.6 p.p. compared to Q1 2022, mainly due to higher volume, improved fixed cost absorption, and favorable price realization; partially offset by higher product costs driven mainly by higher raw material costs and manufacturing costs.

Adjusted EBIT increased $12 million due to favorable volume and mix and positive price realization, partially offset by higher raw material costs and manufacturing costs. Adjusted EBIT margin at 5.2% increased by 120 bps vs. the same quarter of 2022.

Financial Services
	Q1 2023	Q1 2022	Change	Change at c.c.(3)
Revenue ($ million)	549	466	+18%	+19%
Net income ($ million)	78	82	(4)
Equity at quarter-end ($ million)(5)	2,346	2,285	+61
Retail loan originations ($ million)	2,249	2,139	+5%

Revenues were up 18% due to favorable volumes and higher base rates across all regions, partially offset by lower used equipment sales due to diminished inventory levels.

Net income decreased $4 million to $78 million, primarily due to margin compression in North America, higher risk costs, and increased labor costs, partially offset by favorable volumes in all regions.

The managed portfolio (including unconsolidated joint ventures) was $24.5 billion as of March 31, 2023 (of which retail was 66% and wholesale was 34%), up $3.7 billion compared to March 31, 2022 (up $4.5 billion on a constant currency basis).

The receivable balance greater than 30 days past due as a percentage of receivables was 1.4% (1.3% as of December 31, 2022).

2023 Outlook

North American demand for row crop products is strong. Globally, pricing continues to be resilient, order backlog remains solid and well above 2019 levels. The Company is therefore updating the 2023 outlook for its Industrial Activities:

•	Net sales(4) up between 8% and 11% year on year including currency translation effects

•	SG&A up, no more than 5% vs 2022

•	Free Cash Flow of Industrial Activities(6) between $1.3bn and $1.5bn

•	R&D expenses and capital expenditures at around $1.6bn

Notes

CNH Industrial reports quarterly and annual consolidated financial results under U.S. GAAP and EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP. EU-IFRS reports will be published on approximately May 10, 2023.

1.

This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.

2.	c.c. means at constant currency.

3.

Certain financial information in this report has been presented by geographic area. Our geographical regions are: (1) North America; (2) Europe, Middle East and Africa (“EMEA”); (3) South America and (4) Asia Pacific. The geographic designations have the following meanings:

a.	North America: United States, Canada, and Mexico;

b.

Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Turkey, Uzbekistan, Pakistan, the African continent, and the Middle East;

c.	South America: Central and South America, and the Caribbean Islands; and

d.	Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.

4.	Net sales reflecting the exchange rate of 1.10 EUR/USD

5.	Comparison vs. December 31, 2022

6.

The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information

CNH Industrial monitors its operations through the use of several non-GAAP financial measures. CNH Industrial’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH Industrial’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.

CNH Industrial’s non-GAAP financial measures are defined as follows:

•

Adjusted EBIT of Industrial Activities under U.S. GAAP: is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.

•	Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.

•	Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.

•

Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH Industrial share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.

•	Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.

•

Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.

•	Adjusted Gross Profit Margin of Industrial Activities: is computed by dividing Net sales less Cost of goods sold, as adjusted by non-recurring items, by Net sales.

•

Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH Industrial provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.

•

Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.

•

Change excl. FX or Constant Currency: CNH Industrial discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.

The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

Forward-looking statements

All statements other than statements of historical fact contained in this filing, including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward looking statements also include statements regarding the future performance of CNH Industrial and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by the war in the Ukraine; the duration and economic, operational and financial impacts of the global COVID-19 pandemic; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH Industrial and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics, terrorist attacks in Europe and elsewhere; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing. Forward-looking statements are based upon assumptions relating to the factors described in this filing, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH Industrial’s control. CNH Industrial expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based. Further information concerning CNH Industrial, including factors that potentially could materially affect CNH Industrial’s financial results, is included in CNH Industrial’s reports and filings with the SEC, the Autoriteit Financiële Markten and Commissione Nazionale per le Società e la Borsa.

All future written and oral forward-looking statements by CNH Industrial or persons acting on the behalf of CNH Industrial are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.

Conference Call and Webcast

Today, at 3:30 p.m. CET / 2:30 p.m. GMT/ 9:30 a.m. ET, management will hold a conference call to present first quarter 2023 results to financial analysts and institutional investors. The call can be followed live online at https://bit.ly/CNH_Industrial_Q1_2023 and a recording will be available later on the Company’s website www.cnhindustrial.com. A presentation will be made available on the CNH Industrial website prior to the conference call.

London, May 5, 2023

CONTACTS

Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249 (Email mediarelations@cnhind.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218 (Email investor.relations@cnhind.com)

CNH INDUSTRIAL N.V.

Consolidated Statements of Operations for the three months ended March 31, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Three Months Ended March 31,
($ million)	2023	2022
Revenues
Net sales	4,776	4,180
Finance, interest and other income	566	465

TOTAL REVENUES	5,342	4,645

Costs and Expenses
Cost of goods sold	3,611	3,286
Selling, general and administrative expenses	438	378
Research and development expenses	231	184
Restructuring expenses	1	2
Interest expense	272	138
Other, net	163	183

TOTAL COSTS AND EXPENSES	4,716	4,171

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN INCOME OF UNCONSOLIDATED SUBSIDIARIES AND AFFILIATES	626	474
Income tax (expense) benefit	(173)	(159)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	33	21

NET INCOME (LOSS)	486	336

Net income attributable to noncontrolling interests	4	3

NET INCOME (LOSS) ATTRIBUTABLE TO CNH INDUSTRIAL N.V.	482	333

Earnings (loss) per share attributable to CNH INDUSTRIAL N.V.
Basic	0.36	0.24
Diluted	0.35	0.24
Average shares outstanding (in millions)
Basic	1,342	1,356
Diluted	1,359	1,362
Cash dividends declared per common share	—	—

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Consolidated Balance Sheets as of March 31, 2023 and December 31, 2022

(Unaudited, U.S.-GAAP)

($ million)	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	3,213	4,376
Restricted cash	792	753
Financing receivables, net	19,974	19,260
Receivables from Iveco Group N.V.	255	298
Inventories, net	5,983	4,811
Property, plant and equipment, net and equipment under operating lease	3,044	3,034
Intangible assets, net	4,713	4,451
Other receivables and assets	2,592	2,398

TOTAL ASSETS	40,566	39,381

LIABILITIES AND EQUITY
Debt	23,552	22,962
Payables to Iveco Group N.V.	57	156
Other payables and liabilities	9,506	9,287
Total Liabilities	33,115	32,405
Redeemable noncontrolling interest	52	49
Equity	7,399	6,927

TOTAL LIABILITIES AND EQUITY	40,566	39,381

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Consolidated Statement of Cash Flows for the Three Months ended March 31, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Three Months Ended March 31,
($ million)	2023	2022
Operating activities:
Net income (loss)	486	336
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense, excluding depreciation and amortization of assets under operating leases	86	83
Depreciation and amortization expense of assets under operating leases	46	54
(Gain) loss on disposal of assets	6	—
Undistributed income of unconsolidated subsidiaries	9	12
Other non-cash items	32	55
Changes in operating assets and liabilities:
Provisions	113	(163)
Deferred income taxes	(52)	28
Trade and financing receivables related to sales, net	(355)	(95)
Inventories, net	(1,057)	(985)
Trade payables	172	30
Other assets and liabilities	(187)	(242)

Net Cash used in (provided by) operating activities	(701)	(887)

Investing activities:
Additions to retail receivables	(1,601)	(1,252)
Collections of retail receivables	1,376	1,147
Proceeds from the sale of assets, net of assets under operating leases	—	1
Expenditures for property, plant and equipment and intangible assets, net of assets under operating leases	(90)	(53)
Expenditures for assets under operating leases	(107)	(124)
Other	(327)	(698)

Net Cash used in (provided by) investing activities	(749)	(979)

Financing activities:
Net increase (decrease) in debt	375	86
Dividends paid	(1)	(1)
Other	(71)	(20)

Net Cash provided by (used in) financing activities	303	65

Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	23	17
Increase (decrease) in cash and cash equivalents and restricted cash	(1,124)	(1,784)
Cash and cash equivalents and restricted cash, beginning of year	5,129	5,845

Cash and cash equivalents and restricted cash, end of period	4,005	4,061

These Consolidated Statements of Cash Flow should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Condensed Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Supplemental Statements of Operations for the three months ended March 31, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Three Months Ended March 31, 2023					Three Months Ended March 31, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	4,776	—	—		4,776	4,180	—	—		4,180
Finance, interest, and other income	57	549	(40	)(2)	566	10	466	(11	)(2)	465

TOTAL REVENUES	4,833	549	(40)		5,342	4,190	466	(11)		4,645

Costs and Expenses
Cost of goods sold	3,611	—	—		3,611	3,286	—	—		3,286
Selling, general and administrative expenses	387	51	—		438	329	49	—		378
Research and development expenses	231	—	—		231	184	—	—		184
Restructuring expenses	1	—	—		1	2	—	—		2
Interest expense	61	251	(40	)(3)	272	45	104	(11	)(3)	138
Other, net	20	143	—		163	(17)	200	—		183

TOTAL COSTS AND EXPENSES	4,311	445	(40)		4,716	3,829	353	(11)		4,171

Income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates	522	104	—		626	361	113	—		474
Income tax (expense) benefit	(144)	(29)	—		(173)	(123)	(36)	—		(159)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	30	3	—		33	16	5	—		21

NET INCOME (LOSS)	408	78	—		486	254	82	—		336

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)	Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.

Supplemental Balance Sheets as of March 31, 2023 and December 31, 2022

(Unaudited, U.S.-GAAP)

	March 31, 2023					December 31, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
ASSETS
Cash and cash equivalents	2,786	427	—		3,213	3,802	574	—		4,376
Restricted cash	163	629	—		792	158	595	—		753
Financing receivables, net	999	19,973	(998	)(2)	19,974	898	19,313	(951	)(2)	19,260
Receivables from Iveco Group N.V.	181	74	—		255	234	64	—		298
Inventories, net	5,973	10	—		5,983	4,798	13	—		4,811
Property, plant and equipment, net and equipment on operating lease	1,603	1,441	—		3,044	1,561	1,473	—		3,034
Intangible assets, net	4,550	163	—		4,713	4,287	164	—		4,451
Other receivables and assets	2,342	486	(236	)(3)	2,592	2,141	477	(220	)(3)	2,398

TOTAL ASSETS	18,597	23,203	(1,234)		40,566	17,879	22,673	(1,171)		39,381

LIABILITIES AND EQUITY
Debt	5,041	19,509	(998	)(2)	23,552	4,972	18,941	(951	)(2)	22,962
Payables to Iveco Group N.V.	5	52	—		57	5	151	—		156
Other payables and liabilities	8,446	1,296	(236	)(3)	9,506	8,211	1,296	(220	)(3)	9,287

Total Liabilities	13,492	20,857	(1,234)		33,115	13,188	20,388	(1,171)		32,405
Redeemable noncontrolling interest	52	—	—		52	49	—	—		49
Equity	5,053	2,346	—		7,399	4,642	2,285	—		6,927

TOTAL LIABILITIES AND EQUITY	18,597	23,203	(1,234)		40,566	17,879	22,673	(1,171)		39,381

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)

This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.

Supplemental Statements of Cash Flows for the Three Months Ended March 31, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Three Months ended March 31, 2023				Three Months ended March 31, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations(3)	Consolidated	Industrial Activities(1)	Financial Services	Eliminations(3)		Consolidated
Operating activities:
Net income (loss)	408	78	—	486	254	82	—		336
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense, excluding depreciation and amortization of assets under operating lease	85	1	—	86	82	1	—		83
Depreciation and amortization expense of assets under operating lease	1	45	—	46	1	53	—		54
(Gain) loss on disposal of assets	6	—	—	6	—	—	—		—
Undistributed income (loss) of unconsolidated subsidiaries	12	(3)	—	9	41	(4)	(25	)(2)	12
Other non-cash items	14	18	—	32	36	19	—		55
Changes in operating assets and liabilities:
Provisions	114	(1)	—	113	(163)	—	—		(163)
Deferred income taxes	(56)	4	—	(52)	43	(15)	—		28
Trade and financing receivables related to sales, net	9	(365)	1	(355)	81	(175)	(1	)(3)	(95)
Inventories, net	(1,150)	93	—	(1,057)	(1,131)	146	—		(985)
Trade payables	203	(31)	—	172	25	(3)	8	(3)	30
Other assets and liabilities	(189)	3	(1)	(187)	(252)	17	(7	)(3)	(242)

Net cash provided by (used in) operating activities	(543)	(158)	—	(701)	(983)	121	(25)		(887)

Investing activities:
Additions to retail receivables	—	(1,601)	—	(1,601)	—	(1,252)	—		(1,252)
Collections of retail receivables	—	1,376	—	1,376	—	1,147	—		1,147
Proceeds from sale of assets, net of assets sold under operating leases	—	—	—	—	1	—	—		1
Expenditures for property, plant and equipment and intangible assets, net of assets under operating lease	(90)	—	—	(90)	(52)	(1)	—		(53)
Expenditures for assets under operating lease	(4)	(103)	—	(107)	(2)	(122)	—		(124)
Other	(345)	18	—	(327)	(553)	(145)	—		(698)

Net cash used in (provided by) investing activities	(439)	(310)	—	(749)	(606)	(373)	—		(979)

Financing activities:
Net increase (decrease) in debt	20	355	—	375	(41)	127	—		86
Dividends paid	(1)	—	—	(1)	(1)	(25)	25	(2)	(1)
Other	(71)	—	—	(71)	(20)	—	—		(20)

Net cash provided by (used in) financing activities	(52)	355	—	303	(62)	102	25		65

Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	23	—	—	23	8	25	—		17
Increase (decrease) in cash and cash equivalents	(1,011)	(113)	—	(1,124)	(1,659)	(125)	—		(1,784)

Cash and cash equivalents, beginning of year	3,960	1,169	—	5,129	4,514	1,331	—		5,845

Cash and cash equivalents, end of year	2,949	1,056	—	4,005	2,855	1,206	—		4,061

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash used in operating activities.
(3)	This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information

(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended March 31,
	2023	2022
	(in millions)
Industrial Activities segments
Agriculture	570	426
Construction	44	32
Unallocated items, eliminations and other	(59)	(29)

Total Adjusted EBIT of Industrial Activities	555	429

Reconciliation of Consolidated Net Income under US-GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended March 31,
	2023	2022
	(in millions)
Net Income	486	336
Less: Consolidated income tax expense	(173)	(159)
Consolidated income before taxes	659	495
Less: Financial Services
Financial Services Net Income	78	82
Financial Services Income Taxes	29	36
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	4	35
Foreign exchange (gains) losses, net of Industrial Activities	6	13
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities(1)	(1)	(38)
Adjustments for the following Industrial Activities items:
Restructuring expenses	1	2
Other discrete items(2)	(7)	40

Total Adjusted EBIT of Industrial Activities	555	429

(1)

In the three months ended March 31, 2023, this item includes the pre-tax gain of $6 million as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 modifications of a healthcare plan in the U.S. In the three months ended March 31, 2022, this item includes the pre-tax gain of $30 million as a result of the 2018 modification of a healthcare plan in the U.S. and a pre-tax gain of $6 million as a result of the amortization over 4 years of the $101 million positive impact from 2021 modifications of a healthcare plan in the U.S.

(2)

In the three months ended March 31, 2023, this item included a gain of $13 million in relation to the fair value remeasurement of Augmenta and Bennamann, partially offset by a $6 million loss on the sale of our Russia Financial Services business. In the three months ended March 31, 2022, this item included $44 million of asset write-downs related to our Russian operations, $3.8 million of separation costs incurred in connection with our spin-off of the Iveco Group business and $7.8 million of income from the two Raven businesses that were held for sale.

Reconciliation of Total (Debt) to Net Cash (Debt) under US-GAAP
($ million)	Consolidated		Industrial Activities		Financial Services
	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
Third party (debt)	(23,552)	(22,962)	(5,025)	(4,909)	(18,527)	(18,053)
Intersegment notes payable	—	—	(16)	(63)	(982)	(888)
Payable to Iveco Group N.V.	(57)	(156)	(5)	(5)	(52)	(151)

Total (Debt)(1)	(23,609)	(23,118)	(5,046)	(4,977)	(19,561)	(19,092)

Cash and cash equivalents	3,213	4,376	2,786	3,802	427	574
Restricted cash	792	753	163	158	629	595
Intersegment notes receivable	—	—	982	888	16	63
Receivables from Iveco Group N.V.	255	298	181	234	74	64
Other current financial assets(2)	400	300	400	300	—	—
Derivatives hedging debt	(35)	(43)	(35)	(43)	—	—

Net Cash (Debt)(3)	(18,984)	(17,434)	(569)	362	(18,415)	(17,796)

(1)

Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $16 million and $63 million as of March 31, 2023 and December 31, 2022, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $982 million and $888 million as of March 31, 2023 and December 31, 2022, respectively.

(2)	This item includes short-term deposits and investments towards high-credit rating counterparties.
(3)

The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was ($966) million and ($825) million as of March 31, 2023 and December 31, 2022, respectively.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities under US-GAAP to Free Cash Flow of Industrial Activities
	Three Months ended March 31,
($ million)	2023	2022
Net cash provided by (used in) Operating Activities	(701)	(887)
Cash flows from Operating Activities of Financial Services net of eliminations	158	(96)
Change in derivatives hedging debt of Industrial Activities and other	7	(18)
Investments in assets sold under operating lease assets of Industrial Activities	(4)	(2)
Investments in property, plant and equipment, and intangible assets of Industrial Activities	(90)	(53)
Other changes(1)	(43)	(3)

Free cash flow of Industrial Activities	(673)	(1,059)

(1)	This item primarily includes change in intersegment financial receivables and capital increases in intersegment investments.

Other Supplemental Financial Information

(Unaudited)

	Three Months ended December 31,
($ million)	2023	2022
Net income (loss)	486	336

Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(12)	21
Adjustments impacting Income tax (expense) benefit (b)	1	21

Adjusted net income (loss)	475	378

Adjusted net income (loss) attributable to CNH Industrial N.V.	471	375
Weighted average shares outstanding – diluted (million)	1,359	1,362

Adjusted diluted EPS ($)	0.35	0.28

Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	626	474
Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(12)	21

Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	614	495

Income tax (expense) benefit	(173)	(159)
Adjustments impacting Income tax (expense) benefit (b)	1	21

Adjusted income tax (expense) benefit (B)	(172)	(138)

Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	28%	28%
a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
Restructuring expenses	1	2
Pre-tax gain related to the 2018 modification of a healthcare plan in the U.S.	—	(30)
Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(6)	(6)
Asset write-down: Industrial Activities, Russia Operations	—	44
Asset write-down: Financial Services, Russia Operations	—	15
Loss on sale of Financial Services, Russia Operations	6	—
Spin related costs	—	4
Investment fair value adjustment	(13)	—
Activity of the Raven Segments held for sale	—	(8)

Total	(12)	21

b) Adjustments impacting Income tax (expense) benefit
Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates(1)	1	22
Adjustment to valuation allowances on deferred tax assets	—	(1)

Total	1	21

(1)

In the three months ended March 31, 2022 this balance includes $12 million of increase to the valuation allowances on historical deferred tax assets as a result of the suspension of operations in Russia.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Adjusted gross profit to gross profit under US-GAAP
	Three Months ended March 31,
($ million)	2023	2022
Net Sales (A)	4,776	4,180
Cost of goods sold	3,611	3,286

Gross profit (B)	1,165	894
Asset write down (Russia operations)	—	34

Adjusted gross profit (C)	1,165	928

Gross profit margin (B ÷ A)	24.4%	21.4%

Adjusted gross profit margin (C ÷ A)	24.4%	22.2%